Exhibit 99.1

N E W S  R E L E A S E

CONTACT:	Marguerite Nader (312) 279-1486	FOR IMMEDIATE RELEASE July 5, 2012

ELS ANNOUNCES CHANGES TO ITS MANAGEMENT TEAM

CHICAGO, IL. – July 5, 2012. Equity LifeStyle Properties, Inc. (NYSE:ELS) announced today that, after almost 20 years of outstanding service, Ellen Kelleher, Executive Vice President-Property Management, has decided to retire on December 31, 2012. During the interim, she will transition her duties to others.

The Company’s Chief Executive Officer, Tom Heneghan, said, “Ellen Kelleher has been instrumental in laying this Company’s foundation. I am proud of what we have accomplished over the years. I wish her all the best.”

In connection with Ms. Kelleher’s decision to retire, the Company has made the following changes to its management team. Peter Underhill has been appointed Senior Vice President-Revenue Management, Ron Bunce has been appointed Senior Vice President West Operations, and Brad Nelson has been appointed Senior Vice President East Operations. Mr. Underhill, Mr. Bunce and Mr. Nelson, each of whom has been with the Company or its predecessors for more than a decade and in our industry for decades, will each report directly to Mr. Heneghan. Marguerite Nader, the Company’s president and chief financial officer, will also continue to report to Mr. Heneghan.

In addition, Seth Rosenberg has been appointed Senior Vice President of Marketing, Jim Phillips has been appointed Senior Vice President of Sales, and Dave Kozy has been appointed Vice President of Customer Relations. Mr. Rosenberg, Mr. Phillips and Mr. Kozy will each report directly to Ms. Nader.

Equity LifeStyle Properties, Inc. is a fully integrated owner and operator of lifestyle-oriented properties and as of July 5, 2012, owns or has an interest in 382 quality properties in 32 states and British Columbia consisting of 141,077 sites. The Company is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago. Visit www.equitylifestyle.com for more information.

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding the Company’s expectations, goals or intentions regarding the future, and the expected effect of the recent acquisitions on the Company. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•

the Company’s ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and its success in acquiring new customers at its Properties (including those that it may acquire);

•	the Company’s ability to maintain historical rental rates and occupancy with respect to Properties currently owned or that the Company may acquire;

•	the Company’s assumptions about rental and home sales markets;

•	the Company’s assumptions and guidance concerning 2012 estimated net income and funds from operations;

•

in the age-qualified Properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•

results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of the Acquisition Properties and the Company’s estimates regarding the future performance of the Acquisition Properties;

•	unanticipated costs or unforeseen liabilities associated with the Acquisition;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

# # #